Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings



Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Multi-Asset Income - Passive High Yield Portfolio (BR-INC-PHY) BlackRock Multi-Asset Income - High Yield Portfolio (BR-INC-HY) BlackRock Multi-Sector Income Trust (BIT)
BlackRock Debt Strategies Fund, Inc.  (DSU)
BlackRock Funds, BlackRock Global Long/Short Credit Fund (BR-GC) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock Core Bond Trust  (BHK)
BlackRock Income Opportunity Trust (BNA-USD) iShares iBoxx $ High Yield Corporate Bond Fund (ISHHYLD)
AST BlackRock Global Strategies Portfolio - US High Yield (PRU-AA-HY) BlackRock Strategic Bond Trust (BHD)
BlackRock Strategic Income Opportunities Portfolio  (BR-SIP)
BlackRock Senior High Income Fund, Inc.  (ARK)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio (MIST-HY)
BlackRock Limited Duration Income Trust  (BLW)
BlackRock Funds II, High Yield Bond Portfolio  (BR-HIYLD)



The Offering

Key Characteristics (Complete ALL Fields)


Date of
Offering
Commencement:
03-18-2013


Security Type:
BND/CORP


Issuer
Chesapeake Energy Corporation  (2023)


Selling Underwriter
Morgan Stanley & Co. LLC


Affiliated Underwriter(s)
[X] PNC
[ ] Other:


List of Underwriter(s)
Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., DNB Markets, Inc., Jefferies LLC, Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Natixis Securities Americas LLC, Nomura Securities International, Inc.,
RBS Securities Inc., Scotia Capital (USA) Inc., UBS Securities LLC, Comerica Securities, Inc., Macquarie Capital (USA) Inc., PNC Capital Markets LLC, Santander Investment Securities Inc., SMBC Nikko Capital Markets Limited, TD Securities (USA) LLC



Transaction Details

Date of Purchase
03-18-2013


Purchase Price/Share
(per share / % of par)
$100.00


Total Commission,
Spread or Profit
1.00%


1.	Aggregate Principal Amount Purchased (a+b)
$115,000,000

a.	US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
$65,730,000

b.	Other BlackRock Clients
$49,270,000

2.	Aggregate Principal Amount of Offering
$1,100,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.10454



Legal Requirements


Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Municipal Securities   [Issuer must have 3 years of continuous
operations]

[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]

[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO

The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES

[ ] NO

No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Global Syndicate Team Member


Date:03-20-2013





Approved by:
David Lim
Global Syndicate Team Member

Date:03-20-2013